Exhibit 21(c)

                      Subsidiaries of Georgia Power Company

The voting stock of each company shown indented is owned by the company immediately above which is not indented to the same degree. Subsidiaries not indented are directly owned by Georgia Power Company.

          Name of Company                          Jurisdiction of Organization

Georgia Power Capital Trust I...............................Delaware
Georgia Power Capital Trust II..............................Delaware
Georgia Power Capital Trust III.............................Delaware
Georgia Power Capital Trust IV..............................Delaware
Georgia Power Capital Trust V...............................Delaware
Georgia Power Capital Trust VI..............................Delaware
Georgia Power L.P. Holdings Corp.............................Georgia
     Georgia Power Capital, L.P.............................Delaware
Piedmont-Forrest Corporation.................................Georgia
Southern Electric Generating Company.........................Alabama
(50% - Alabama Power Company; 50% - Georgia Power Company)